Exhibit 99.1

CONFIDENTIAL INFORMATION

Desktop Metal Completes Acquisition of ExOne,

Cementing Its Leadership in Additive Manufacturing for Mass Production

November 12, 2021

BOSTON – Desktop Metal, Inc. (NYSE: DM) (“Desktop Metal”) today announced it has successfully completed its acquisition of The ExOne Company (NASDAQ: XONE) (“ExOne”) following approval by a majority of ExOne’s shareholders.

The acquisition reinforces Desktop Metal’s leadership in additive manufacturing (AM) for mass production. ExOne extends Desktop Metal’s product platforms with complementary solutions to create an unparalleled AM portfolio that offers industry-leading throughput, flexibility, and materials breadth, providing customers with a variety of options to address their specific application. Desktop Metal is committed to supporting ExOne’s existing customers around the world, as well as leveraging its global distribution network alongside ExOne’s direct sales force to provide businesses of all sizes with broader access to its AM 2.0 solutions and expanding materials library.

“This acquisition is a landmark moment for the additive manufacturing industry and creates an unmatched portfolio that strengthens Desktop Metal’s ability to accelerate the adoption of AM 2.0,” said Ric Fulop, Founder and CEO of Desktop Metal. “We are proud to welcome ExOne’s talented team to Desktop Metal and to move forward as one company focused on the mass production of end-use parts through AM. We’ve begun the process of careful integration with the goal of driving outsized growth for the combined company in the years to come. We believe Desktop Metal is uniquely positioned to provide the widest range of end-use applications, and we are excited about the value creation opportunity for our customers, partners, shareholders, and employees."

Under the terms of the agreement, ExOne shareholders received $8.50 in cash and $16.43 in shares of Desktop Metal common stock for each share of ExOne common stock, for a total purchase price of approximately $24.93 per share, representing a transaction value of $561.3 million, including ExOne cash and cash equivalents, based on the 20-day volume weighted average price (VWAP) of Desktop Metal common stock on November 9, 2021. Desktop Metal and ExOne notified NASDAQ of the completion of the acquisition and requested that NASDAQ file a notification of delisting with the Securities and Exchange Commission (“SEC”) on ExOne’s behalf. Desktop Metal expects that the delisting of ExOne’s common stock from the NASDAQ stock exchange will formally become effective by 5:30pm EST on November 12, 2021.

ExOne will continue to operate as a wholly owned subsidiary of Desktop Metal and will remain headquartered in North Huntingdon, Pennsylvania.

About Desktop Metal

Desktop Metal, Inc., based in Burlington, Massachusetts, is accelerating the transformation of manufacturing with an expansive portfolio of 3D printing solutions, from rapid prototyping to mass production. Founded in 2015 by leaders in advanced manufacturing, metallurgy, and robotics, the company is addressing the unmet challenges of speed, cost, and quality to make additive manufacturing an essential tool for engineers and manufacturers around the world. Desktop Metal was selected as one of the world’s 30 most promising Technology Pioneers by the World Economic Forum, named to MIT Technology Review’s list of 50 Smartest Companies, and the 2021 winner of Fast Company’s Innovation by Design Award in materials.

For more information, visit www.desktopmetal.com.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release, including statements regarding the anticipated benefits of the described transaction, the anticipated impact of the transaction on Desktop Metal’s future results of operations and financial position, the amount and timing of synergies from the proposed transaction, and other aspects of Desktop Metal’s operations or results, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed in or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Desktop Metal has based these forward-looking statements on current information and management’s current expectations and beliefs. These forward-looking statements speak only as of the date of this press release and are subject to a number risks and uncertainties, including, without limitation, the following: the effect of the transaction on the ability of Desktop Metal to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom they do business; risks that the transaction disrupts current plans and operations; the successful integration of Desktop Metal’s and ExOne’s businesses and realization of synergies and benefits; the ability of Desktop Metal to implement business plans, forecasts and other expectations following the completion of the transaction; the risk that actual performance and financial results following completion of the transaction differ from projected performance and results; and business disruption following the transaction. For additional information about other risks and uncertainties that could cause actual results of the transaction to differ materially from those described in or implied by the forward-looking statements in this proxy statement/prospectus of Desktop Metal’s business, financial condition, results of operations and prospects generally, please refer to Desktop Metal’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in the Form 8-K filed by Desktop Metal in connection with the closing of the transaction, the Form 10-Q filed with the SEC on August 11, 2021 and such other reports as Desktop Metal has filed or may file with the SEC from time to time. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Except as required by applicable law, Desktop Metal will not update any forward-looking statements to reflect new information, future events, changed circumstances or otherwise.

Investor Relations:
Jay Gentzkow
jaygentzkow@desktopmetal.com
(781) 730-2110

Media Relations:

Lynda McKinney

lyndamckinney@desktopmetal.com

(978) 224-1282